ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement’’) is entered into as of October 20 2017 by and between loan Hossu, an individual (“IH”), and IHO-Agro International, Inc., a Nevada corporation (“IHO”).

WHEREAS, IH desires to purchase, and IHO desires to sell, all of the assets currently owned by IHO, and to assume all of the liabilities of IHO, including, but not limited to, all monetary and performance obligations under agreements hereby acquired by IH;

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	PURCHASE OF ASSETS. IHO does hereby sell, convey, transfer, assign and deliver to IH all of its right, title and interest in and to all of the assets, property and intelligent property rights (the “Assets”) and as set forth in the Bill of Sale and Assignment attached as Exhibit A hereto, the IP Assignment attached as Exhibit B hereto and the Domain Assignment attached as Exhibit C hereto.

2.	ASSUMPTION OF LIABILITIES. IH does hereby agree to pay, perform, and cause to be paid or performed, and otherwise to discharge or cause to be discharged, all debts, duties and other obligations of Seller (the “Assumed Liabilities”) as set forth in the Assignment and Assumption Agreement attached as Exhibit D hereto.

3.	EFFECTIVE TIME. The foregoing sale and transfer of the Assets, and assumption of the Assumed Liabilities, shall be effective upon the execution and delivery of this Agreement and this Section 1 shall serve as a bill of sale with respect thereto.

4.	PURCHASE PRICE. In consideration of the purchase of the Assets and the assumption of the Assumed Liabilities, IH agrees to release and discharge IHO from any and all monetary obligations due to IH by IHO related to accrued and unpaid amounts due to IH under the Management Services Agreement between IH and IHO, and all other obligations of IHO to IH or any entity controlled by IH.

5.	REPRESENTATIONS AND WARRANTIES REGARDING THE ASSETS. IHO represents and warrants that the Assets is free and clear of any and all liens and encumbrances or claims of any ownership interest. IHO makes no representation or warranty, express or implied, as to the physical condition of the Assets, the fitness of any item of the Assets for the use intended, or the merchantability of any item of the Assets.

6.	GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed wholly within such jurisdiction.

7.	ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes all prior discussions or agreements related to the same.

8.	COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf signature pages and other electronic transmissions shall be deemed original documents for all purposes.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date set forth herein.

By:	Ioan Hossu
An Individual

IHO-AGRO INTERNATIONAL, INC.

By:	Ioan Hossu
Chief Executive Officer

Exhibit A

BILL OF SALE AND ASSIGNMENT

BILL OF SALE
Dated as of October 20, 2017

This Bill of Sale (the “Bill of Sale”), dated as of the date first set forth above, is made and entered into as of October 20, 2017, by IHO-Agro International, Inc., a corporation existing under the laws of the State of Nevada (“Seller”), to and in favor of Ioan Hossu, an individual (the “Buyer”).

WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement, dated as of October 20, 2017, 2017 (“APA”), providing for Buyer to purchase the Assets (as defined below);

WHEREAS, Seller is the owner of the assets as listed in Exhibit A attached hereto and incorporated by reference herein (the “Assets”);

WHEREAS, Seller desires to convey, transfer, assign, deliver, and contribute to Buyer all of its right, title, and interest in and to the Assets; and

WHEREAS, Buyer shall accept, all rights, title and interest in and to the Assets as specified in the APA and this Bill of Sale;

NOW, THEREFORE, in consideration of the premises and of the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1. Seller hereby sells, grants, conveys, assigns, transfers and delivers to Buyer any and all of Seller’s right, title and interest in and to (i) the Assets generally; (ii) any state or common law rights in the Assets and the right of priority, together with (1) the goodwill of the business relating to the Assets; and (2) right to sue for and collect, for its own use, all income, royalties, and damages hereafter due or payable to Seller with respect to the Assets, including without limitation, damages and payments for past, present, and future infringement or misappropriation of the Assets; and (iii) all the rights in the trade dress, labels, and design associated with the Assets, in each case free and clear of all liens, mortgages, pledges, options, claims, security interests, conditional sales contracts, title defects, encumbrances, charges and other restrictions of every kind. Such sale, transfer, conveyance and assignment shall be effective on the date hereof.

2. The Seller covenants and agrees that in the event that (i) the Assets or other rights covered in this Bill of Sale cannot be transferred or assigned by it without the consent of or notice to a third party and in respect of which any necessary consent or notice has not as of the date hereof been given or obtained, or (ii) the Assets or rights are non-assignable by their nature and will not pass by this Bill of Sale, the beneficial interest in and to the same will in any event pass to the Buyer, as the case may be; and the Seller covenants and agrees (in each case without any obligation on the part of the Seller to incur any out-of-pocket expenses) (a) to hold, and hereby declares that it holds, such property, Assets or rights in trust for, and for the benefit of, the Buyer, (b) to cooperate with the Buyer in the Buyer’s efforts to obtain and to secure such consent and give such notice as may be required to effect a valid transfer or transfers of such Assets or rights, (c) to cooperate with the Buyer in any reasonable interim arrangement to secure for the Buyer the practical benefits of such Assets pending the receipt of the necessary consent or approval, and (d) to make or complete such transfer or transfers as soon as reasonably possible. Seller covenants and agrees to warrant and defend title to the Assets sold against any person, firm, corporation or association.

3. The Seller further agrees that it will at any time and from time to time, at the request of the Buyer, execute and deliver to the Buyer any and all other and further instruments and perform any and all further acts reasonably necessary to vest in the Buyer the right, title and interest in or to any of the Assets which this instrument purports to transfer to the Buyer. Seller further covenants that it will execute, at Buyer’s expense, all documents, papers, forms and authorizations and take all other actions that may be necessary to assist Buyer in registering any trademarks with the United States Patent and Trademark Office and other foreign offices, as necessary.

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4. Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Bill of Sale or to the authenticity of any copy, conformed or otherwise, hereof.

5. All of the terms and provisions of this Bill of Sale will be binding upon the Seller and its successors and assigns and will inure to the benefit of the Buyer and its successors and assigns.

6. The Parties acknowledge and agree that the consideration for the purchase and sale of the Assets is the agreements of the Parties pursuant to the APA, and each Party agrees that such consideration is legally and actual sufficient for purposes of the acquisition of the Assets by the Buyer.

7. This Bill of Sale shall be governed by the laws of the State of Nevada, without regard to conflicts of law principles thereunder.

8. This Bill of Sale is being delivered in connection with the Closing under the APA and is made subject to the provisions of the APA. In the event of any conflict or inconsistency between this Bill of Sale and the APA, the APA shall be the controlling document.

9. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf signature pages and other electronic transmissions shall be deemed original documents for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Bill of Sale effective as of the day and year first above written.

IHO-AGRO INTERNATIONAL, INC.

By:
Ioan Hossu, President

IOAN HOSSU

loan Hossu, individually

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Exhibit A

Assets

1.	All intellectual property rights to IHO-Agro International, including but not limited to patents, licenses and product registrations, research and development reports for “IHO – Agro Mineral,” a fertilizer consisting of mineral extracts from various salts, including sea salt, found naturally on the surface of the Earth; and “IHO-Bio,” a fertilizer consisting of a mixture of mineral extracts from various salts, including sea salt, as well as various plant extracts, including seaweed. It contains all the micronutrients present in “IHO – Agro Mineral”, plus plant extracts rich in amino acids, vitamins and natural plant hormones. Also included is the name “IHO Agro International, Inc.” and the domain name of the website, www.ihoagro.com, all design works and company logo.

1.	Lab and office assets, including laptops, printers, stationary and software

2.	Company cell phones

3.	Product (fertilizers) stored in Panama, and other production equipment and supplies

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Exhibit B

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

Dated as of October 20, 2017

This Intellectual Property Assignment Agreement (this “Agreement”), dated as of the date first set forth above, is made by and between IHO-Agro International, Inc.., a corporation existing under the laws of the State of Nevada (“Seller”) , to and in favor of Ioan Hossu, an individual (the “Buyer”). The Buyer and Seller may each be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement, dated as of October 20, 2017 (“APA” ), providing for Buyer to purchase the Assigned IP (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Sale and Assignment. For good and valuable consideration as set forth below, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers, and assigns to Buyer (the “IP Assignment”), and Buyer hereby accepts, all of Seller’s right, title, and interest in and to all intellectual property rights of the Seller, including, without limitation, the following (the “ Assigned IP”):

(a)	All patents, licenses and product registrations, research and development reports for “IHO - Agro Mineral,” a fertilizer consisting of mineral extracts from various salts, including sea salt, found natura11y on the surface of the Earth; and “IHO-Bio,” a fertilizer consisting of a mixture of mineral extracts from various salts, including sea salt, as well as various plant extracts, including seaweed. It contains all the micronutrients present in “JHO - Agro Mineral”, plus plant extracts rich in amino acids, vitamins and natural plant hormones.]

(b)	the name “IHO Agro International, Inc.”

(c)	the domain name of the website, www.ihoagro.com, and

(d)	all design works and company logo.

2.	Purchase Price to be Paid; Determination of Purchase Price. The “Purchase Price” to be paid by the Buyer for the Assigned IP shall be the consideration set forth in the APA, payable by the Buyer to the Seller pursuant to the terms and conditions of the APA.

3.	No Further Rights in Assigned IP. By signing below, the Seller understands, acknowledges, and agrees that upon the execution of this Agreement by the Seller, the Seller is selling and assigning all right , title, and interest in and to the Assigned IP to the Buyer, and that the Seller shall have no further right, title, or interest in or to the Assigned IP, and that this Agreement is definitive and final with respect to the sale and transfer of the Assigned IP.

4.	Representations and Warranties. Seller represents and warrants to Buyer:

(a)	Seller has the right, power and authority to enter into this Agreement;

(b)	Seller is the exclusive owners of all right, title and interest in the Assigned IP free of any security interest, charge or encumbrance;

(c)	Seller warrants that all documents, computer records, disks and other materials of any nature of kind containing the Assigned IP or any portion thereof have been turned over to Buyer, and that Seller will not personally retain the Assigned IP, or any portion thereof, in any form whatsoever after the closing of the within transaction except as specifically permitted hereunder;

(d)	The Assigned IP does not infringe the rights of any person or entity;

(e)	There are no claims, pending or threatened, with respect to Seller’s rights in the intellectual Property;

(f)	This Agreement is valid, binding and enforceable in accordance with its terms; and

(g)	Seller is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

5.	Recordation and Further Actions. Seller hereby authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the Register of Copyrights in the United States Copyright Office to record and register this IP Assignment upon request by Buyer. Following the date hereof, upon Buyer’s reasonable request, and at Buyer’s sole cost and expense, Seller shall take such steps and actions, and provide such cooperation and assistance to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned IP to Buyer, or any assignee or successor thereto.

6.	Release by Seller. In exchange and further consideration for the payment of the Purchase Price by the Buyer, Seller hereby forever releases and discharges Buyer and all of its their officers, directors, agents, employees, parents, subsidiaries, attorneys, predecessors and successors in interest, and assigns and all other persons, firms, or corporations with whom any of the foregoing may now or may hereafter be affiliated of and from any and all past or present claims, demands, debts, liabilities, obligations, actions, causes of action, damages, attorneys’ fees, costs, loss of services , expenses and compensation of any nature relating to the Assigned IP whether known or unknown, whether based on the United States Constitution, any state constitution, United States statutory violation, any state statutory violation, contract, tort, or other theory of recovery, which Seller now has or may have.

7.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.	Amendment. This Agreement may not be amended or modified except by an instrument or instruments in writing signed by or on behalf of the party against whom enforcement of any such amendment or modification is sought.

9.	Governing Law. This Agreement shall be governed by the laws of the State of Nevada, without regard to conflicts of law principles thereunder.

10.	APA. This Agreement is being delivered in connection with the Closing under the APA and is made subject to the provisions of the APA. In the event of any conflict or inconsistency between this Agreement and the APA, the APA shall be the controlling document.

11.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf signature pages and other electronic transmissions shall be deemed original documents for all purposes.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed th.is Agreement effective as of the day and year first above written.

IHO-AGRO INTERNATION AL, INC.

By:	Ioan Hossu, President

IOAN HOSSU

loan Hossu, individually

Exhibit C

DOMAIN NAME ASSIGNMEN AGREEMENT

Dated as of October 20, 2017

This Domain Name Assignment Agreement (this "Agreement"), dated as of the date first set forth above, is made and entered into by IHO-Agro International, Inc., a corporation existing under the laws of the State of Nevada ("Seller"), to and in favor of Ioan Hossu, an individual (the "Buyer").

WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement, dated as of October 20, 2017 ("APA"), providing for Buyer to purchase the Domain Names (as defined below) and the entering into of this Agreement and the consummation of the transactions contemplated herein are required pursuant to the terms of the APA;

WHEREAS, Seller is the owner of the Internet domain names www.ihoagro.com (the "Domain Name") and is the registrant of record for the Domain Name with [GoDaddy.com, LLC] (" Registrar''); and

WHEREAS, pursuant to the terms and conditions of this Agreement, and subject to the APA, Seller desires to sell, and the Buyer desires to purchase, all of the Seller's rights, title, and interest in and to the Domain Assets (as defined below);

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Subject to the terms and conditions of this Agreement, Seller hereby irrevocably sells, assigns, and transfers to the Buyer all of Seller's and its Affiliates' (as defined below) rights, title, and interest in and to the Domain Names, the look and feel of the websites associated with the Domain Name (the " Website"), and any goodwill associated therewith (the Domain Name, the Website, and any goodwill associated therewith shall hereinafter collectively be referred to as the "Domain Assets"), and the Buyer hereby accepts such assignment and transfer. Seller hereby irrevocably consents and authorizes the· Registrar to transfer the Domain Name to the Buyer in accordance with the regular transfer procedures of Registrar. Seller and its Affiliates, directors, officers, and employees shall hereafter take such other actions and execute such other agreements and instruments as are reasonably deemed necessary by the Buyer or the Registrar to document Seller's assignment and transfer of the Domain Assets to the Buyer. Seller will cooperate promptly in facilitating the transfer to the Buyer of the Domain Name with the Registrar and will follow the rules designated by the Registrar to effect such transfer, including promptly responding to the e-mail sent to Seller 's contact from the Registrar confirming the transfer of the Domain Name to the Buyer. If not already in place, the Buyer will establish an account with the Registrar and initiate the transfer and follow the procedures of the Registrar to transfer the Domain Name. " Affiliate" means , with respect to a Party hereto, any entity that, directly or indirectly, controls, is controlled by, or is under common control with such Party; "control" means the direct or indirect possession of the power to direct or cause the direction of the management and policies of another entity, whether through the ownership of voting securities, by contract or otherwise.

2. Following the Closing (as defined below) the Buyer shall be the owner of the Domain Assets, and Seller and its Affiliates shall not make any use, either for their own benefit or for the benefit of any other person or entity, of the Domain Assets. As of the Closing, the Buyer shall, as the sole owner of the Domain Assets, have the exclusive right to use or otherwise transfer the Domain Assets. Seller agrees that it and its Affiliates, and all entities they control or are associated with, shall not in the future register, use, apply to register or assist any third party with registering, use or apply to register a domain name, trademark, or designation that comprises or includes, whether alone or in combination with each other or with other words, any of the Domain Name.

3. The Buyer shall not assume or become obligated in any way to pay any liabilities, debts, or obligations of Seller whatsoever, including, but not limited to, any liabilities or obligations now or hereafter arising from Seller's business activities that took place prior to the Closing or any liabilities arising out of or connected to the ownership or operation of the Domain Assets prior to the Closing, and Seller shall indemnify and hold harmless the Buyer and its officers, directors, Affiliates, employees, and agents against any loss or claim related to the foregoing. Notwithstanding the foregoing, the Buyer shall assume any and all liabilities and obligations arising on or after the Closing associated with the Domain Assets and use of the Website associated therewith arising out of or related to the Buyer's use of the Domain Assets and any associated website on or after the Closing and the Buyer shall indemnify and hold harmless Seller and his Affiliates and agents against any loss or claim related thereto.

4. Any individual, partnership, corporation or other entity may rely, without further inquiry, upon the powers and rights herein granted to the Buyer and upon any notarization, certification, verification or affidavit by any notary public of any state relating to the authorization, execution and delivery of this Agreement or to the authenticity of any copy, conformed or otherwise, hereof.

5. The Parties acknowledge and agree that the consideration for the purchase and sale of the Domain Assets is the agreements of the Parties pursuant to the APA, and each Party agrees that such consideration is legally and actual sufficient for purposes of the acquisition of the Domain Assets by the Buyer.

6. This Agreement shall be governed by the laws of the State of Nevada, without regard to conflicts of law principles thereunder.

7. This Agreement is being delivered in connection with the Closing under the APA and is made subject to the provisions of the APA. In the event of any conflict or inconsistency between this Agreement and the APA, the APA shall be the controlling document

8. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf signature pages and other electronic transmissions shall be deemed original documents for all purposes.

[Signatures appear on following page]

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IN WI1NESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

IHO-AGRO INTERNATIONAL, INC.

By:
Ioan Hossu, President

IOAN HOSSU

loan Hossu, individually

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Exhibit D

ASSIGNMENT AND ASSUMPTION AGREEMENT

Dated as of October 20, 2017

This Assignment and Assumption Agreement (this “Agreement”) dated as of the date first set forth above, is made and entered into by and between IHO-Agro International, Inc., a corporation existing under the laws of the State of Nevada (“Seller”), to and in favor of loan Hossu, an individual (the “Buyer”).

WHEREAS, Buyer and Seller have entered into a certain Asset Purchase Agreement, dated as of October 20, 2017 (“APA”), providing for Buyer to assume the Assumed Liabilities (as defined below) and the entering into of this Agreement and the consummation of the transactions contemplated herein are required pursuant to the terms of the APA;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legatly bound hereby, the Parties agree as follows:

1.	Assignment and Assumption of Assumed Liabilities.

(a)	Seller does hereby sell, assign, transfer and convey to Buyer all of the right, title and interest of Seller in, to and under the liabilities set forth on Exhibit A hereto (the “Assumed Liabilities”), together with any other rights, privileges and benefits belonging to or held by Seller thereunder. Buyer hereby agrees to pay, perform, and cause to be paid or performed, and otherwise to discharge or cause to be discharged, all debts, duties and other obligations of Seller relating to the Assumed Liabilities.

(b)	Seller does hereby sell, assign, transfer and convey to Buyer all of the right, title and interest of Seller in, to and under the contracts and agreements as set forth on Exhibit B hereto (the “Assumed Contracts”), together with any other rights, privileges and benefits belonging to or held by Seller thereunder. Buyer hereby agrees to pay, perform, and cause to be paid or performed, and otherwise to discharge or cause to be discharged, all debts, duties and other ob1igations of Seller relating to the Assumed Contracts.

2.	Further Assurances. Buyer and Seller shall execute and deliver such further instruments of sale, conveyance, transfer, assignment and assumption and take such other actions reasonably requested by the other in order to more effectively bargain, sell, assign, transfer, convey to and vest in Buyer all of the right, title, interest, duties and obligations of Seller associated with the Assumed Liabilities and the Assumed Contracts.

3.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

4.	Amendment. This Agreement may not be amended or modified except by an instrument or instruments in writing signed by or on behalf of the party against whom enforcement of any such amendment or modification is sought.

5.	Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflicts of law principles thereunder.

6.	APA. This Agreement is being delivered in connection with the Closing under the APA and is made subject to the provisions of the APA. In the event of any conflict or inconsistency between this Agreement and the APA, the APA shall be the controlling document.

7.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf signature pages and other electronic transmissions shall be deemed original documents for all purposes.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

IHO-AGO INTERNATIONAL, INC.

By:	Ioan Hossu, President

IOAN HOSSU

loan Hossu, individually

EXHIBIT A

Assumed Liabilities

EXHIBIT B

Assumed Contracts